UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2013

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On June 6, 2013, the Board of Directors (the “Board”) of SunPower Corporation (the “Company”) appointed Ms. Catherine Lesjak as a member of the Board. Ms. Lesjak was appointed to serve as a Class II director and to serve on the Board's audit and finance committees.

Ms. Lesjak has served as executive vice president and chief financial officer of Hewlett Packard Company (“HP”) since January 1, 2007. Ms. Lesjak served as interim chief executive officer of HP from August 2010 through October 2010. As a 27-year veteran of the company, Ms. Lesjak has held a broad range of financial leadership roles across HP. Before being named CFO, Ms. Lesjak served as senior vice president and treasurer, responsible for managing HP's worldwide cash, debt, foreign exchange, capital structure, risk management and benefits plan administration. Earlier in her career at HP, she managed financial operations for Enterprise Marketing and Solutions and the Software Global Business Unit. Before that, she was group controller for HP's Software Solutions Organization and managed HP's global channel credit risk as controller and credit manager for the Commercial Customer Organization. Ms. Lesjak has a bachelor's degree in biology from Stanford University and a master of business degree in finance from the University of California, Berkeley.

There are no arrangements or understandings between Ms. Lesjak and any other persons pursuant to which Ms. Lesjak was named a director of the Company. Ms. Lesjak does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Lesjak has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Ms. Lesjak will receive compensation for her service as a director consistent with the Company's current policies for compensation of non-employee directors, as set forth in Exhibit 10.17 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2011.

In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Ms. Lesjak, which will require the Company to indemnify her against certain liabilities that may arise as result of her status or service as a director. The description of Ms. Lesjak's indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012 as Exhibit 10.55.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 10, 2013	By:	/S/ LISA BODENSTEINER
	Name:	Lisa Bodensteiner
	Title:	Executive Vice President and General Counsel